UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 22, 2009 (January 21,2009)
Coeur d’Alene Mines Corporation
(Exact name of registrant as specified in its charter)

IDAHO	1-8641	82-0109423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
505 Front Ave., P.O. Box “I”
Coeur d’Alene, Idaho, 83816
(Address of Principal Executive Offices)
(208) 667-3511
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On January 21, 2009, Coeur d’Alene Mines Corporation (the “Company”) entered into a gold royalty stream agreement (the “Agreement”) with Franco-Nevada Corporation (“Franco-Nevada”). Pursuant to the Agreement, Franco-Nevada agreed to purchase 50% of all gold produced at the Company’s silver and gold mine in Palmarejo, Mexico (the “Palmarejo Mine”). The Company received cash proceeds of $75.0 million and special warrants to purchase $5.0 million of Franco-Nevada common shares. The special warrants have no exercise price and become exercisable upon the satisfaction of certain completion tests at the Palmarejo Mine. For each ounce of gold delivered to Franco-Nevada, Coeur will retain the benefit of the lesser of $400 per ounce (increasing by 1% per year beginning on the fourth anniversary of the transaction) and the prevailing market price per ounce. The Company expects to use the funds for construction at the Palmajero Mine and continued mine exploration and development.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits:

Exhibit
Number	Description of Exhibit

99.1	Press Release dated January 21, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation
Date: January 22, 2009	By:	/s/ Mitchell J. Krebs
		Name:	Mitchell J. Krebs
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press Release dated January 21, 2009.

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